EXHIBIT 10.81
                             STOCKHOLDERS AGREEMENT


         THIS STOCKHOLDERS AGREEMENT (the "Agreement") is made and entered into as of this 31st day of December, 2003, by and among Insci Corp., a Delaware corporation (the "Company"), SCP Private Equity Partners II, L.P., a Delaware limited liability partnership ("SCP") and CSSMK, LLC, a Massachusetts limited liability company (the "Stockholder").

                                    RECITALS

         WHEREAS, the Company and SCP entered into a Series C Convertible Preferred Stock Purchase Agreement on September 4, 2003 (the "Series C Purchase Agreement") pursuant to which SCP purchased 1,546,711 shares of Series C Convertible Preferred Stock, par value $.01 per share ("Series C Preferred Stock") for a purchase price of $3,000,000 to be paid in a series of payments over a period of one hundred twenty (120) days following the date of execution of the Series C Purchase Agreement; and

         WHEREAS, as of the date hereof, the Stockholder purchased 257,785 shares of Series C Preferred Stock pursuant to the Series C Purchase Agreement, as amended; and

         WHEREAS, the Company, SCP and the Stockholder wish to set forth their respective rights with respect to the Series C Preferred Shares, as evidenced by their signatures to this Agreement;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. TRANSFERS AND ASSIGNMENTS OF SERIES C PREFERRED SHARES.

         1.1 RESTRICTION ON TRANSFER. No Transfer of any of the Series C Preferred Shares by the Stockholder (including a Permitted Transfer) may occur unless and until (a) the Company has received written notice of the proposed Transfer, setting forth the circumstance and details thereof at least thirty
(30) days prior to its effectiveness; (b) the Company has (at its option) received an attorney's written opinion within twenty (20) days following such notice, from an attorney and in a form reasonably satisfactory to the Company, specifying the nature and circumstances of the proposed Transfer, and stating that the proposed Transfer will not be in violation of Section 5 of the Securities Act, or any other applicable state securities laws; (c) the Company has received from the Transferee a written consent to be bound by all of the terms and conditions of this Agreement; and (d) the Company has received reasonable assurances (in its sole and absolute discretion) that the Transfer complies with all other applicable requirements of this Agreement.

         1.2 TRANSFEREE BOUND BY AGREEMENT. The Series C Preferred Shares owned or controlled by a Transferee (including a Permitted Transferee) will for all purposes be subject to the terms of this Agreement, whether or not such Transferee has executed a consent to be bound by this Agreement.




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         1.3 INVALID SALES. Any purported Transfer of the Series C Preferred
Shares made without fully complying with all of the provisions of this Agreement will be null and void AB INITIO and without force or effect.

         1.4 PERMITTED TRANSFERS. The Stockholder may Transfer all or any of its Series C Preferred Shares to a "Permitted Transferee", which shall include the following:

                  (a) any spouse, sibling, child or grandchild of any beneficial owner of the Stockholder;

                  (b) a trust, partnership, limited liability company or corporation in which the sole beneficiaries, partners, members or shareholders are persons described in clause (a) or entities wholly owned by such persons; or

                  (c) any other Person approved in writing by the Board of Directors.

         1.5 LIMITATION ON CERTAIN PERMITTED TRANSFEREE RIGHTS. Unless otherwise specified by the Board of Directors of the Company, Permitted Transferees defined in Sections 1.4(a) and 1.4(b) shall receive only the economic rights of the Series C Preferred Shares pursuant to such Transfer (i.e., such transferees or assignees shall not be entitled to exercise any voting rights with respect to transferred Series C Preferred Shares under this Agreement or otherwise).

2.       RIGHT OF FIRST REFUSAL.

         2.1 NOTICE OF SALE. Except for Permitted Transfers, the Stockholder shall not Transfer any Series C Preferred Shares, or any right or interest therein, to any Person in any manner whatsoever, whether voluntarily or by operation of law or otherwise, unless it shall have first given written notice to the Company and to SCP of its intent to do so. Such notice (the "Notice") shall (i) name the proposed Transferee (who shall have made a bona fide written offer on the terms set forth in the Notice); (ii) specify the number of shares to be Transferred; (iii) the cash price per share, and (iv) the timing of the payments to be made. No Transfer of Series C Preferred Shares may be made for anything other than cash or notes without the prior written permission of the Company and SCP.

         2.2 SCP RIGHT OF FIRST REFUSAL. Except for Permitted Transfers, if the Stockholder (or Permitted Transferee) wishes to sell its Series C Preferred Shares upon receiving a bona fide offer (the "Third Party Offer") in writing from an unaffiliated third party, the Stockholder must first offer such Series C Preferred Shares to SCP under terms and conditions, including price, not less favorable to SCP than those in the Third Party Offer. Such offer to SCP shall be made by written notice and shall set forth (i) the terms of the proposed sale;
(ii) the percentage of the Series C Preferred Shares to be sold; and (iii) the identity of the proposed buyer. SCP shall have thirty (30) days from the receipt of such notice to exercise its right to purchase all or any part of the Series C Preferred Shares which are subject to the Third Party Offer. In the event that SCP elects to purchase all or any part of such Series C Preferred Shares, SCP shall notify the Stockholder of such decision and the closing thereof, which shall occur no more than twenty (20) days following such election.



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         2.3 COMPANY RIGHT OF SECOND REFUSAL. In the event that SCP does not purchase all of the Series C Preferred Shares offered by the Stockholder pursuant to Section 2.2 of the Agreement, the Stockholder must then offer such portion of the Series C Preferred Shares not purchased by SCP to the Company under terms and conditions, including price, not less favorable to the Company than those in the Third Party Offer. Such offer to the Company shall be made by written notice and shall set forth (i) the terms of the proposed sale; (ii) the percentage of the Series C Preferred Shares to be sold; (iii) the number of Series C Preferred Shares purchased by SCP; and (iv) the identity of the proposed buyer. The Company shall have twenty (20) days from the receipt of such notice to exercise its right to purchase all or any part of such Series C Preferred Shares. In the event that the Company elects to purchase all or any part of such Series C Preferred Shares, the Company shall notify the Stockholder of such decision and the closing thereof, which shall occur no more than twenty
(20) days following such election.

         2.4 FAILURE TO EXERCISE RIGHT OF FIRST REFUSAL. Upon expiration of the period for exercise of the right of first refusal by SCP and the Company under Sections 2.2 and 2.3, or if the total number of shares specified by SCP and the Company is less than all of the Series C Preferred Shares specified in the Notice following the date of the Third Party Offer, then the Stockholder may transfer to the proposed Transferee the portion of the Series C Preferred Shares as to which SCP and the Company have not elected to purchase, under Sections 2.2 and 2.3, respectively, at any time within thirty (30) days following the expiration of the applicable notice periods in Sections 2.2 and 2.3, at a price and on terms no more favorable to the Transferee than those specified in the Notice. Any later proposed Transfer may be made (if otherwise permissible) only by again following the procedures specified in this Section 2.

         2.5 PURCHASE PRICE; CLOSING OF PURCHASE. In the case of any purchase and sale made pursuant to this Section 2, the purchase price per share shall be the cash price per share specified in the Notice. The closing of any purchase of Series C Preferred Shares by SCP or the Company shall be held at a time specified by SCP or the Company within twenty (20) days after the exercise of any option or right of first or second refusal hereunder at the then principal offices of the Company, or such other place as is agreed upon by the parties thereto. At the closing, the Stockholder shall deliver to each of SCP and the Company its share of the Series C Preferred Shares, duly endorsed for transfer and accompanied by duly executed stock powers, and SCP and/or the Company shall deliver to the Stockholder the purchase price therefor.

3.       DRAG-ALONG SALES.

         3.1 RIGHT TO REQUIRE SALE. Notwithstanding any other provision of this Agreement, if SCP (alone or with other Persons holding shares of capital stock of the Company) agrees to sell Series C Preferred Shares of the Company pursuant to a transaction in which more than 50% of the total outstanding voting power of the Company will be sold to a third party (a "Buyer") who is not an Affiliate of SCP (any such transaction, a "Drag-Along Sale"), then the Stockholder (or any Permitted Transferee) hereby agrees to sell to such Buyer, upon the demand of SCP, the number of Series C Preferred Shares held by the Stockholder which represents the same percentage of voting power (based on the Stockholder's total voting power as of the date of the Drag-Along Notice, as defined below) as the percentage of voting power represented by the number of Series C Preferred Shares SCP is proposing to sell in the Drag-Along Sale (based on SCP's total voting power as of the date of the Drag-Along Notice), at the same price (assuming full conversion of the Series C Preferred Shares into Common Stock) and on the same terms and conditions as SCP has agreed with such Buyer. In addition to any voting obligations set forth in Section 5, and subject to any fiduciary duties as a director of the Company, if the Drag-Along Sale is in the form of a merger transaction, the Stockholder agrees to vote its Series C Preferred Shares in favor of such merger and not to exercise any rights of appraisal or dissent afforded under applicable law.



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         3.2 DRAG-ALONG NOTICE. If SCP elects to exercise the rights afforded under this Section 3, it will provide the Stockholder with written notice (the "Drag-Along Notice") not more than sixty (60) nor less than thirty (30) days prior to the proposed date of the Drag-Along Sale (the "Drag-Along Sale Date"). The Drag-Along Notice will set forth: (i) the name and address of the Buyer;
(ii) the proposed amount and form of consideration to be paid per share and the terms and conditions of payment offered by the Buyer; (iii) the aggregate number of shares held of record by SCP; and (iv) the Drag-Along Sale Date.

         3.3 DELIVERY OF CERTIFICATES. On the Drag-Along Sale Date, the Stockholder will deliver a certificate or certificates for all of its Series C Preferred Shares required to be sold under this Section 3, duly endorsed for transfer with signatures guaranteed, to the Buyer in the manner and at the address indicated in the Drag-Along Notice against payment by the Buyer to the Stockholder of the purchase price for such Series C Preferred Shares.

         3.4 CONSIDERATION. The provisions of this Section 3 will apply regardless of the form of consideration received in the Drag-Along Sale.

4.       TAG-ALONG RIGHTS.

         4.1 RIGHT TO PARTICIPATE IN SALE. Subject to Section 3, if SCP enters into an agreement to Transfer any of its Series C Preferred Shares to a third party who is not an Affiliate of SCP (such Transfer being referred to as a "Tag-Along Sale"), then the Stockholder shall have the right, but not the obligation (except as provided in Section 3), to participate in such Tag-Along Sale. The number of Series C Preferred Shares that the Stockholder will be entitled to include in such Tag-Along Sale (the "Stockholder's Allotment") shall be determined by multiplying (i) the number of Series C Preferred Shares held by the Stockholder by (ii) a fraction, the numerator of which shall equal the number of shares of Series C Preferred Shares proposed by SCP to be sold or otherwise disposed of pursuant to the Tag-Along Sale and the denominator of which shall equal the total number of shares of Series C Preferred Shares held by SCP.

         4.2 SALE NOTICE. SCP shall provide the Stockholder and the Company with written notice (the "Tag-Along Sale Notice") not more than sixty (60) nor less than thirty (30) days prior to the proposed date of the Tag-Along Sale (the "Tag-Along Sale Date"). Each Tag-Along Sale Notice shall set forth: (i) the name and address of each proposed Transferee of Series C Preferred Shares in the Tag-Along Sale; (ii) the number of Series C Preferred Shares proposed to be transferred or sold; (iii) the proposed amount and form of consideration to be paid for Series C Preferred Shares and the terms and conditions of payment offered by each proposed Transferee; (iv) the Stockholder's Allotment; (v) confirmation that the proposed Transferee has been informed of the rights and obligations under this Section 4; and (vi) the Tag-Along Sale Date.



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         4.3 TAG-ALONG NOTICE. If the Stockholder wishes to participate in the
Tag-Along Sale, it shall provide written notice (the "Tag-Along Notice") to SCP no less than ten (10) business days prior to the Tag-Along Sale Date. The Tag-Along Notice shall set forth the number of Series C Preferred Shares that such Stockholder elects to include in the Tag-Along Sale, which shall not exceed the Stockholder's Allotment. The Tag-Along Notice given by the Stockholder shall constitute such Stockholder's binding agreement to sell such Series C Preferred Shares specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale.

                  If a Tag-Along Notice from the Stockholder is not received by SCP prior to the ten (10) business day period specified above, SCP shall then have the right to consummate the Tag-Along Sale without the participation of the Stockholder, but only on terms and conditions which are no more favorable in any material respect to SCP than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within ninety (90) days of the Tag-Along Sale Date.

         4.4 EXEMPT TRANSFERS. The provisions of this Section 4 shall not apply to any bona fide public distribution of shares of Series C Preferred Shares pursuant to Rule 144 of the Securities Act, provided that any such sale complies with the provisions of this Agreement.

         4.5 TERMINATION OF TAG-ALONG RIGHTS. The Stockholder's rights under this Section 4 shall terminate if SCP ceases to own at least 66% of the Company's Series C Preferred Shares; provided, however, SCP shall not avoid the provisions of this Section 4 by making one or more transfers to SCP's permitted transferees. In the event SCP's percentage ownership of the voting securities of the Company falls below 66% as a result of transfers to SCP's permitted transferees, then the Stockholder's rights under this Section 4 shall remain in full force and effect against each of such permitted transferees and SCP shall cause each such permitted transferee to agree in writing to be bound by the terms of this Section 4.



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5. VOTING AGREEMENTS. The Stockholder, and all Permitted Transferees thereof, hereby covenant and agree, subject to any fiduciary duties as a director of the Company, to vote in accordance with SCP with respect to any change in control of the Company (which may include a merger, consolidation, recapitalization, or sale of all or substantially all of the assets or securities of the Company), any change to the designations of any series of preferred stock of the Company, and the election of directors.

6. TERMINATION OF AGREEMENT. This Agreement will terminate upon the earliest of the following: (a) upon the written agreement of all of the parties; (b) the closing of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that will result in the Company's stockholders immediately prior to such transaction holding less than a majority of the voting power of the surviving or continuing entity, or (c) a sale of all or substantially all of the assets of the Company, unless the Company's shareholders immediately prior to such sale will, as a result of such sale, hold at least a majority of the voting power of the purchasing entity.

7. MARKET STAND-OFF. The Stockholder and its Permitted Transferees agree not to sell, contract to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of (including by means of sales pursuant to Rule 144) any of the Series C Preferred Shares, or any securities convertible into or exchangeable or exercisable for the Series C Preferred Shares during the ninety (90) day period beginning on the effective date of the registration statement for any underwritten offering (except as part of such underwritten registration), unless the managing underwriters for the registered public offering otherwise agree.

8. DEFINITIONS.

         8.1 "AFFILIATE" means, with respect to any Person, any other Person (other than the Company) directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any such Person and, when used with reference to any natural Person, will also include such Person's spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of such Persons.

         8.2 "COMMON STOCK" means the Company's common stock, par value $0.01 per share.

         8.3 "CONTROL" (including the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means, with respect to a Person other than a natural Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities of that Person, by contract, or otherwise.

         8.4 "PERSON" means a company, a corporation, an association, a partnership, a limited liability company, an organization, a joint venture, a trust or other legal entity, an individual, a government or political subdivision thereof or a governmental agency.

         8.5 "PERMITTED TRANSFER" means a Transfer to a Permitted Transferee.

         8.6 "SECURITIES ACT" means the Securities Act of l933, as amended.



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         8.7 "SERIES C PREFERRED SHARES" means shares of the Company's Series C
Preferred Stock.

         8.8 "TRANSFER" means any sale, transfer, assignment, hypothecation, encumbrance or other disposition, whether voluntary or involuntary, whether by gift, bequest or otherwise, of Series C Preferred Shares.

         8.9 "TRANSFEREE" means any Person (including a Permitted Transferee) to whom a Stockholder Transfers any of the Shares.

9.       GENERAL.

         9.1 EQUITABLE RELIEF. Each party acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the other parties great, immediate and irreparable injury and damage. Accordingly, each party agrees that the other parties will be entitled to injunctive and other equitable relief, and that such relief will be in addition to, and not in lieu of, any remedies they may have at law or under this Agreement.

         9.2 LEGEND. In addition to any other legend which may be required by agreement or applicable law, each share certificate of the Company will have endorsed upon its face the following words:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, SALE AND HYPOTHECATION AND CERTAIN PURCHASE RIGHTS. A COMPLETE STATEMENT OF THE TERMS AND CONDITIONS GOVERNING SUCH RESTRICTIONS IS SET FORTH IN A STOCKHOLDERS AGREEMENT, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL OFFICE.

         9.3 CONSTRUCTION. Throughout this Agreement, as the context requires,
(a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine, (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; and (d) references to parties and sections mean the parties to and sections of this Agreement. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend, or interpret the scope of this Agreement or of any particular section.

         9.4 SEVERABILITY. Each term, covenant, condition, or provision of this Agreement will be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision should be deemed by a court of competent jurisdiction to be invalid or unenforceable, the court finding such invalidity or unenforceability will modify or reform this Agreement to give as much effect as possible to the terms and provisions of this Agreement. Any term or provision which cannot be so modified or reformed will be deleted and the remaining terms and provisions will continue in full force and effect.



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         9.5 THIRD-PARTY BENEFICIARIES. Except as expressly provided in this
Agreement, none of the provisions of this Agreement are intended to benefit, or to be enforceable by, any third-party beneficiaries.

         9.6 NOTICES. All notices or other communications required or permitted by this Agreement must be in writing and sent by certified or registered mail with postage prepaid, return receipt requested, by facsimile, overnight courier, or by hand delivery. Such communications will be deemed given and received on dispatch, if sent by facsimile; or on delivery if sent by overnight courier or hand delivered; or within three (3) business days of mailing, if sent by certified or registered mail, and will be addressed to the Company at the following address: Two Westborough Business Park, 200 Friberg Parkway, Suite 2000, Westborough, MA 01581; to SCP at 1200 Liberty Ridge Drive, Suite 300, Wayne, PA 19087; and to the Stockholder at 38 Oriole Road, Medfield, MA 02052,
Attention: Henry F. Nelson, (Fax: (508) 359-4382), with a copy to Nelson & Roche, 60 McGrath Highway, Quincy, MA 02169, Attention: John Nelson, (Fax: (617) 770-0077).

         9.7 FURTHER ASSURANCES. Each party agrees to execute any and all further documents and writings, and to perform such other actions, which may be or become reasonably necessary or expedient to be made effective and carry out this Agreement.

         9.8 ASSIGNMENT. Except as provided herein to the contrary, this Agreement will be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns. The Stockholder may not assign any of his rights under this Agreement without the prior written consent of the Company and SCP. Without limiting the foregoing, SCP may assign its rights under this Agreement to any Person that acquires 50% or more of the Company's outstanding voting securities.

         9.9 AMENDMENT. This Agreement may be amended, altered or modified only by a writing signed by all of the parties (except for the addition of parties pursuant to transfers in accordance with the terms and conditions of this Agreement).

         9.10 WAIVER AND REMEDIES. No provision of this Agreement will be deemed waived and no breach excused unless such waiver or consent excusing the breach is made in writing and signed by the waiving party. No course of dealing with or failure of either party to strictly enforce any term, right or condition of this Agreement will be construed as a waiver of such provision. A waiver by a party of any provision of this Agreement will not be construed as a waiver of any other provision of this Agreement. No remedy conferred on any party by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute or otherwise. The election of one or more remedies by a party will not constitute a waiver of the right to pursue other available remedies.

         9.11 GOVERNING LAW. This Agreement shall be enforced, governed by, and construed in accordance with the laws of the State of Delaware, regardless of the choice or conflict of laws provisions of Delaware or any other jurisdiction.



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         9.12 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         9.13 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties with respect to its subject matter and supersedes any and all prior or contemporaneous oral or written communications with respect hereto. This Agreement will not be modified, amended, or altered except in a writing executed by all parties.


















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         IN WITNESS WHEREOF, the parties hereto have executed this STOCKHOLDERS
Agreement as of the date above written.


COMPANY:                                        SCP:

INSCI CORP.                                     SCP PRIVATE EQUITY PARTNERS II,
                                                L.P.
                                                BY: SCP PRIVATE EQUITY II
                                                GENERAL  PARTNER,  L.P.,
                                                ITS GENERAL PARTNER
By:  /s/ CYNTHIA RAE BOTSCH                     BY: SCP PRIVATE EQUITY II, LLC
   -------------------------------------

Name:   Cynthia Rae Botsch

Title:  Assistant Secretary                     BY:   /s/ YARON EITAN
      ----------------------------------              --------------------------
                                                Name: Yaron Eitan
                                                      --------------------------
                                                Title: Partner
                                                      --------------------------


                                                STOCKHOLDER:

                                                CSSMK, LLC


                                                BY:   /S/ HENRY F. NELSON
                                                      --------------------------
                                                Name: Henry F. Nelson
                                                      --------------------------
                                                Title: Manager
                                                      --------------------------








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